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                                                                  EXHIBIT 10.132
                      SECURED/SUBORDINATED PROMISSORY NOTE


$834,421.28                                                   SEPTEMBER 28, 2000
                                                 South San Francisco, California


        FOR VALUE RECEIVED, Littlefield Associates, a general partnership ("BORROWER"), hereby unconditionally promises to pay to the order of Axys Pharmaceuticals, Inc., a Delaware corporation, ("LENDER"), in lawful money of the United States of America and in immediately available funds, the principal sum of Eight Hundred Thirty Four Thousand, Four Hundred Twenty One Dollars and Twenty Eight Cents ($834,421.28) (the "LOAN") together with accrued and unpaid interest thereon, each due and payable on the dates and in the manner set forth below.

        1. SECURED NOTE. This Promissory Note is the Note referred to in and is executed and delivered in connection with that certain Deed of Trust With Assignment of Rents dated as of even date herewith and executed by Borrower in favor of Lender (as the same may from time to time be amended, modified or supplemented or restated, the "Deed of Trust"). Additional rights of Lender are set forth in the Deed of Trust. All capitalized terms used herein and not otherwise defined herein shall have the respective meanings given to them in the Deed of Trust. The full amount of this Note is secured by the property identified and described as security therefor in the Deed of Trust. Borrower shall not, directly or indirectly, create, permit or suffer to exist, and shall defend such property against and take such other action as is necessary to remove, any lien on or in the property, or in any portion thereof, except as permitted pursuant to the Deed of Trust and this Note.

        2. PRINCIPAL REPAYMENT.

               2.1 ORIGINAL TERM. The outstanding principal amount of the Loan shall be due and payable on February 1, 2001 (the "MATURITY DATE"), unless such date is extended in accordance with the terms of Section 2.2, below.

               2.2 BORROWER'S OPTION TO EXTEND MATURITY DATE. Provided that no Event of Default shall then exist, Borrower may extend the Maturity Date until August 31, 2001, by giving written notice to Lender (no later than January 1, 2001) of Borrower's election to exercise its option to extend the Maturity Date to August 31, 2001 in accordance with the terms of this Note.

        3. INTEREST RATE. Borrower further promises to pay interest on the outstanding principal amount hereof from the date hereof until February 1, 2001, at the rate of seven and one half percent (7.5%) per annum compounded daily, and following such date at the rate of the Bank of America's main San Francisco branch reference rate (or successor rate selected by Lender in the event such rate no longer exists) plus one percent or the maximum rate permissible by law (which under the laws of the State of California shall be deemed to be the laws relating to permissible rates of interest on commercial loans), whichever is less, until paid in full. Interest shall be due and payable monthly in arrears not later than the first day of each calendar month for

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the preceding month and shall be calculated on the basis of a 360 day year for the actual number of days elapsed.

        4. PLACE OF PAYMENT. All amounts payable hereunder shall be payable at the office of Lender, 180 Kimball Way, South San Francisco, CA 94080, unless another place of payment shall be specified in writing by Lender.

        5. APPLICATION OF PAYMENTS. Payment on this Note shall be applied first to the costs of collection, if any, then to accrued interest, and thereafter to the outstanding principal balance hereof.

        6. DEFAULT. Each of the following events shall be an "EVENT OF DEFAULT" hereunder:

               (a) Borrower fails to pay timely any of the principal amount due under this Note on the date the same becomes due and payable or any accrued interest or other amounts due under this Note on the date the same becomes due and payable;

               (b) Borrower files any petition or action for relief under any bankruptcy, reorganization, insolvency or moratorium law or any other law for the relief of, or relating to, debtors, now or hereafter in effect, or makes any assignment for the benefit of creditors or takes any corporate action in furtherance of any of the foregoing; or

               (c) An involuntary petition is filed against Borrower (unless such petition is dismissed or discharged within sixty (60) days) under any bankruptcy statute now or hereafter in effect, or a custodian, receiver, trustee, assignee for the benefit of creditors (or other similar official) is appointed to take possession, custody or control of any property of Borrower.

               (d) Any default under the Deed of Trust.

Upon the occurrence of an Event of Default hereunder, all unpaid principal, accrued interest and other amounts owing hereunder shall, at the option of Lender, and, in the case of an Event of Default pursuant to (b) or (c) above, automatically, be immediately due, payable and collectible by Lender pursuant to applicable law.

        7. SUBORDINATION. The indebtedness evidenced by this Note is hereby expressly subordinated, to the extent and in the manner hereinafter set forth, in right of payment to the prior payment in full of the Senior Indebtedness.

               7.1 "SENIOR INDEBTEDNESS" shall mean, unless expressly subordinated to or made on a parity with the amounts due under this Note, the principal of, unpaid interest on and amounts reimbursable, fees, expenses, costs of enforcement and other amounts due in connection with (a) indebtedness of 486 Littlefield Road, L.P. to San Diego National Bank, secured by the property subject to the lien of the Deed of Trust (the "Construction Financing"), and (b) any such indebtedness or any debentures, notes or other evidence of indebtedness issued in exchange for such Construction Financing.

               7.2 INSOLVENCY PROCEEDINGS. If there shall occur any receivership, insolvency, assignment for the benefit of creditors, bankruptcy, reorganization, or arrangements

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with creditors (whether or not pursuant to bankruptcy or other insolvency laws), sale of all or substantially all of the assets, dissolution, liquidation, or any other marshaling of the assets and liabilities of Borrower, (a) no amount shall be paid by Borrower in respect of the principal of, interest on or other amounts due with respect to this Note at the time outstanding, unless and until the principal of and interest on the Senior Indebtedness then outstanding shall be paid in full, and (b) no claim or proof of claim shall be filed by or on behalf of Lender which shall assert any right to receive any payments in respect of the principal of and interest on this Note except subject to the payment in full of the principal of and interest on all of the Senior Indebtedness then outstanding.

               7.3 DEFAULT ON SENIOR INDEBTEDNESS. If there shall occur an event of default which has been declared in writing with respect to any Senior Indebtedness, as defined therein, or in the instrument under which it is outstanding, permitting the holder to accelerate the maturity thereof and Lender shall have received written notice thereof from the holder of such Senior Indebtedness, then, unless and until such event of default shall have been cured or waived or shall have ceased to exist, or all Senior Indebtedness shall have been paid in full, no payment shall be made in respect of the principal of or interest on this Note unless within one hundred eighty (180) days after the happening of such event of default the maturity of such Senior Indebtedness shall not have been accelerated. Not more than one notice may be given to Lender pursuant to the terms of this SECTION during any 360 day period.

               7.4 FURTHER ASSURANCES. By acceptance of this Note Lender agrees to execute and deliver customary forms of subordination agreement requested from time to time by the holders of Senior Indebtedness and, as a condition to Lender's rights hereunder, Borrower may require that Lender execute such forms of subordination agreement, provided that such forms shall not impose on Lender terms less favorable than those provided herein.

               7.5 OTHER INDEBTEDNESS. No indebtedness which does not constitute Senior Indebtedness shall be senior in any respect to the indebtedness represented by this Note.

               7.6 SUBROGATION. Subject to the payment in full of all Senior Indebtedness, Lender shall be subrogated to the rights of the holder(s) of such Senior Indebtedness (to the extent of the payments or distributions made to the holder(s) of such Senior Indebtedness pursuant to the provisions of this SECTION
7) to receive payments and distributions of assets of Borrower applicable to the Senior Indebtedness. No such payments or distributions applicable to the Senior Indebtedness shall, as between Borrower and its creditors, other than the holders of Senior Indebtedness and Lender, be deemed to be a payment by Borrower to or on account of this Note; and for purposes of such subrogation, no payments or distributions to the holders of Senior Indebtedness to which Lender would be entitled except for the provisions of this SECTION 7 shall, as between Borrower and its creditors, other than the holders of Senior Indebtedness and Lender, be deemed to be a payment by Borrower to or on account of the Senior Indebtedness.

               7.7 NO IMPAIRMENT. Subject to the rights, if any, of the holders of Senior Indebtedness under this SECTION 7 to receive cash, securities or other properties otherwise payable or deliverable to Lender, nothing contained in this
SECTION 7 shall impair, as between Borrower and Lender, the obligation of Borrower, subject to the terms and conditions hereof, to

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pay to Lender the principal hereof and interest hereon as and when the same become due and payable, or shall prevent Lender, upon default hereunder, from exercising all rights, powers and remedies otherwise provided herein or by applicable law.

               7.8 LIEN SUBORDINATION. Any lien or security interest of Lender, whether now or hereafter existing in connection with the amounts due under this Note, on any assets or property of Borrower or any proceeds or revenues therefrom which Lender may have at any time as security for any amounts due and obligations under this Note, including, without limitation, any lien on or in the property subject to the lien of the Deed of Trust, shall be subordinate to all liens or security interests now or hereafter granted to a holder of Senior Indebtedness by 486 Littlefield Road, L.P. or by law notwithstanding the date, order or method of attachment or perfection of any such lien or security interest or the provisions of any applicable law.

               7.9 APPLICABILITY OF PRIORITIES. The priority of the holder of the Senior Indebtedness provided for herein with respect to security interests and liens are applicable only to the extent that such security interests and liens are enforceable and perfected and have not been avoided; if a security interest or lien is judicially determined to be unenforceable or unperfected or is judicially avoided with respect to any claim of the holder of the Senior Indebtedness or any part thereof, the priority provided for herein shall not be available to such security interest or lien to the extent that it is avoided or determined to be unenforceable or unperfected. The foregoing notwithstanding, Lender covenants and agrees that it shall not challenge, attack or seek to avoid any security interest or lien to the extent that it secures any holder of the Senior Indebtedness. Nothing in this SECTION 7.8 affects the operation of any subordination of indebtedness or turnover of payment provisions hereof, or of any other agreements among any of the parties hereto.

               7.10 RELIANCE OF HOLDERS OF SENIOR INDEBTEDNESS. Lender, by its acceptance hereof, shall be deemed to acknowledge and agree that the foregoing subordination provisions are, and are intended to be, an inducement to and a consideration of each holder of Senior Indebtedness, whether such Senior Indebtedness was created or acquired before or after the creation of the indebtedness evidenced by this Note, and each such holder of Senior Indebtedness shall be deemed conclusively to have relied on such subordination provisions in acquiring and holding, or in continuing to hold, such Senior Indebtedness.

        8. WAIVER. Borrower waives presentment and demand for payment, notice of dishonor, protest and notice of protest of this Note, and shall pay all costs of collection when incurred, including, without limitation, reasonable attorneys' fees, costs and other expenses. The right to plead any and all statutes of limitations as a defense to any demands hereunder is hereby waived to the full extent permitted by law.

        9. GOVERNING LAW. This Note shall be governed by, and construed and enforced in accordance with, the laws of the State of California, excluding conflict of laws principles that would cause the application of laws of any other jurisdiction.

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        10. SUCCESSORS AND ASSIGNS. The provisions of this Note shall inure to the benefit of and be binding on any successor to Borrower and shall extend to any holder hereof.


BORROWER Littlefield Associates, a California general partnership


                                By:    /s/ JAMES G.J. WALKER
                                   ------------------------------------------

                                Printed Name:   James G.J. Walker

                                Title:          Co-Managing General Partner

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